FIRST INDIANA CORPORATION
                   SUPPLEMENTAL BENEFIT PLAN
                        PLAN AGREEMENT

     THIS AGREEMENT is made as of the first day of May, 1997, by and between First Indiana Corporation (hereinafter referred to as the "Employer") and Robert H. McKinney, (hereinafter referred to as the "Employee").

WITNESSETH:

     WHEREAS, the Board of Directors of the Employer has determined that it is desirable and in the best interest of the Employer to adopt a Supplemental Benefit Plan;

     WHEREAS, the Board of Directors at its meeting on April 16, 1997, approved and adopted such a plan; and

     WHEREAS, the Board of Directors at said meeting authorized the officers of the Employer to do any and all things necessary or desirable to put said Supplemental Benefit Plan in effect; and

     WHEREAS, the Employee has been selected to become a participant of said Plan, and the Employee elects to so participate.

IT IS THEREFORE AGREED:

1. The Employee shall be eligible to receive any and all benefits to which he is entitled under the terms of the Plan.

2. In addition to any death benefit payable to the Employee's beneficiary under Section 4.6 of the Plan, the Employee's beneficiary shall be entitled to a special lump sum death benefit equal to 300% of the Employee's highest annual rate of Total Salary paid by the Employer or its affiliates. Such death benefit shall be paid as of the Employee's death (at any time, whether while employed by the Employer or its affiliates or thereafter) and shall be grossed up for federal, state and local income taxes at the highest applicable marginal rate in effect at the time of the Employee's death.


       1 (10k page 96)


3. In lieu of the form of base retirement benefit provided for in Section 4.1 of the Plan, the form of the Employee's base retirement benefit shall be a monthly amount, payable for a period of 15 years certain and life thereafter, commencing on the Employee's termination of employment, or upon the Employee's attainment of age 65, whichever is later. In lieu of the monthly amount provided for in Section 4.1 of the Plan, the monthly amount of the Employee's base retirement benefit shall be the greater of:

        (a) the monthly amount payable as a straight-life annuity under Section 4.1 of the Plan, or

        (b)     a monthly amount equal to the excess of:

                (i)     one-twelfth of 80% of the sum of:

                        (A)  the Employee's highest annual rate of
                             Total Salary paid by the Employer or its affiliates and

                        (B)  the greater of: (I) 37.5% of the
                             Employee's highest annual rate of Total
                             Salary paid by the Employer or its
                             affiliates, or (II) the Employee's High-
                             Three Average Bonus, over

                (ii)    the sum of:

                        (A)  100% of the Employee's monthly primary
                             Social Security benefit payable at age
                             65 (determined without regard to whether or when such benefits actually commence), and

                        (B)  100% of the Employee's monthly benefit
                             from the DB Pension Plan payable at the
                             time of his termination of employment
                             (determined as though such benefit were
                             paid as a straight life annuity and as
                             though no portion of such benefit had
                             become payable or been paid prior to
                             such termination).


       2 (10k page 97)


4. Individualized Retirement Benefit. The Employee's retirement benefit shall not be paid in the form provided for in Section 4.2 of the Plan but instead shall be paid as a fixed-term variable annuity. The term of such annuity shall begin on the date of the Employee's termination of employment and shall end on the later of: (i) the last December 31 occurring within five years after such termination, or (ii) the last December 31 occurring within the Employee's remaining life expectancy, determined as of such termination, based on the life expectancy tables then used for purposes of determining actuarial equivalence under the DB Pension Plan. Distributions shall be made annually, with the first such distribution being made as of the December 31 next following the Employee's termination of employment, and with subsequent distributions being made as of each December 31 thereafter, until the benefit has been distributed fully. The amount of each distribution shall be determined as though an amount equal to the lump sum actuarial equivalent of the Employee's base retirement benefit were set aside on the date of the Employee's termination of employment and then were invested at the Employee's direction, with each distribution being calculated as a fraction of such hypothetical investment fund, the denominator of which is the total number of distributions to be made, and the numerator of which is one more than the number of distributions previously made, and with each distribution being deducted from the balance of the fund on the date as of which it is made.

        [For example, if the Employee terminates employment on November 7, 1999, when he's 74 years old and has a life expectancy of 11.2 years, his benefit will be paid in 13 installments, the first as of December 31, 1999, in an amount equal to one-thirteenth of the hypothetical investment fund, and the last as of December 31, 2011, in an amount equal to the remaining balance of the fund. If the value of the fund on December 31, 1999, adjusted for investment increases and decreases for the period subsequent to November 7, 1999, is $1,300,000, the distribution to be made as of December 31, 1999, will be $100,000. if the value of the fund on December 31, 2000, is $1,272,000 (reflecting a $100,000 deduction for the distribution made as of December 31,

       3 (10k page 98)

        1999, and a $72,000 addition representing the net investment increase for the period subsequent to December 31, 1999), the distribution to be made as of December 31, 2000, will be $106,000.]


     The Employee or his beneficiary may direct the investment of the hypothetical investment fund. All such directions, and all changes in such directions, shall be made in writing to the Company. The Employee or his beneficiary may not direct the investment of the hypothetical investment fund in any asset which cannot be liquidated readily or which does not have a readily ascertainable fair market value. If or to the extent the Employee or his beneficiary fails to direct the investment of the hypothetical investment fund, it shall be deemed to be invested in such money fund as the Committee from time to time shall designate. It is contemplated that the Employer, in order to hedge part or all of its liability for payment of the Employee's retirement benefit, may establish an actual investment account and invest the same in such a manner as to mirror the hypothetical investment fund. The right of the Employee and his beneficiary to direct the investment of the hypothetical investment fund shall be subject to such reasonable rules and procedures as the Committee may adopt to enable the Employer to hedge its liability in this manner.


5.   Arbitration.  In the event of any disputes, differences,
     controversies or claims arising out of, or in connection
     with, the Employee's rights under the Plan or this
     Agreement, other than a dispute in which the sole relief
     sought is an equitable remedy, such as a temporary
     restraining order or a permanent or temporary injunction,
     the parties shall be required to have the dispute,
     controversy, difference or claim settled through binding
     arbitration pursuant to the American Arbitration
     Association's rules of Commercial Arbitration which are then
     in effect.   The location of all arbitration proceedings
     shall be Indianapolis, Indiana. One arbitrator shall be selected by the parties and shall be a current or former executive officer (vice president or higher) of a publicly-traded corporation. In the event the parties are unable to mutually agree upon a person to act as the arbitrator, or in the event a mutually-agreed upon arbitrator shall fail to


       4 (10k page 99)

     accept the appointment by the parties, the parties shall jointly request from the American Arbitration Association a list of the names of five persons qualified to act as an arbitrator under this clause. The selection of the final arbitrator then shall be achieved by each party alternately striking a name, with the Employer going first, until one name remains. In the event the parties mutually agree that the five names submitted by the American Arbitration Association are unsatisfactory, they jointly may request a second list of five names from the American Arbitration Association and final selection shall be achieved through the procedure set out herein. The decision of the arbitrator shall be final and binding upon both parties, and any award entered by the arbitrator shall be final, binding and non-appealable, and judgment may be entered thereon by either party in accordance with the applicable law in any court of competent jurisdiction. The arbitrator shall not have authority to modify any provision of the Plan or this Agreement nor to award a remedy for any difference, dispute, controversy or claim arising under the Plan or this Agreement other than a benefit specifically provided under or by virtue of the Plan or this Agreement. The Employer shall be responsible for all of the reasonable expenses of the American Arbitration Association, the arbitrator and the conduct of the selection and the arbitration procedures set forth in this section, including reasonable attorneys' fees and expenses incurred by either party which are associated with the arbitration procedure through the time the final arbitration decision or award is rendered. This arbitration provision shall be specifically enforceable.

6.   Limitation on Payments.

     (a) Notwithstanding anything contained herein to the contrary, prior to the payment of any amounts pursuant to the Plan or this Agreement, an independent national accounting firm designated by the Employer (the "Accounting Firm") shall compute whether there would be payable to the Employee any "excess parachute payments," within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), taking into account the total "parachute payments," within the meaning of section 280G of the Code, payable


       5 (10k page 100)

          or to be provided to the Employee, whether by the Employer or any of its affiliates or by any successor to the Employer or any such affiliate, and whether under the Plan or this Agreement or under any other plan, practice or agreement. If there would be any excess parachute payments, the Accounting Firm will compute the net after-tax proceeds to the Employee, taking into account the excise tax imposed by section 4999 of the Code, if (i) such parachute payments were reduced to the point that the total thereof would not exceed three times the "base amount" as defined in section 280G of the Code, less One Dollar ($1.00), or
          (ii) such parachute payments were not reduced. If not reducing such parachute payments would result in a greater after-tax amount to the Employee, such parachute payments shall not be reduced. If reducing such parachute payments would result in a greater after-tax amount to the Employee, they shall be reduced to such lesser amount. If such parachute payments must be reduced, the Employee shall direct which of the payments are to be reduced and the manner in which each is to be limited or modified. The determination by the Accounting Firm shall be binding upon the Employer and the Employee subject to the application of subsection
          (c) of this section.

     (b) As a result of various incentive or other plans, the Employee may be entitled to receive various parachute payments over a period of several years. In such event, the Accounting Firm may need to update its calculations under subsection (a) of this section one or more times. In the event that all or a portion of a parachute payment is not made due to the limitations of this Section 6, the Employer shall not be relieved of liability for such amount but such parachute payment shall be deferred and included in calculations with respect to subsequent parachute payments.

     (c)  As a result of uncertainty in the application of
          section 280G of the Code at the time of determinations by the Accounting Firm hereunder and uncertainties in the valuation of future payments, and deferrals pursuant to Section 6(a), it is possible that parachute payments

       6 (10k page 101)

          will have been made by the Employer
          which should not have been made (an "Overpayment") or that additional parachute payments which will not have been made by the Employer could have been made (an "Underpayment"), consistent in each case with the other provisions of this Section 6. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Employer or the Employee which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee which the Employee shall repay to the Employer, together with interest at the applicable federal rate provided for in section 7872(f)(2)(A) of the Code; provided, however, that no amount shall be payable by the Employee to the Employer if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Employer to or for the benefit of the Employee, together with interest at the applicable federal rate provided for in section 7872(f)(2)(A) of the Code.

     (d) All fees, costs and expenses (including, but not limited to, the cost of retaining experts) of the Accounting Firm shall be borne by the Employer and the Employer shall pay such fees, costs and expenses as they become due. In performing the computations required hereunder, the Accounting Firm shall assume that all parachute payments to be made to the Employee will be subject to federal and state income tax at the maximum rate in effect at the time the determination is made unless the Employee provides the Accounting Firm with evidence that it is more probable than not that one or more parachute payments will be taxable at a lower rate, or lower rates, in which case the Accounting Firm shall assume that such parachute payments will be taxed at the lower rate or rates. Taxes will be paid for state and federal purposes at the highest possible marginal tax rates which could be


       7 (10k page 102)

          applicable to the Employee in the year of receipt of the payments, unless the Employee agrees otherwise.

     (e) In the event this Agreement is subject to section 18(k) of the Federal Deposit Insurance Act (the "FDIA") at the time any payment is to be made by the Employer to the Employee pursuant to this Agreement or otherwise, such payment will be subject to, and conditioned upon, its compliance with section 18(k) of the FDIA and any regulations promulgated thereunder.

7. Prior to the effective date of this Agreement, the Employee was covered and receiving benefits under the First Indiana
     Bank Supplemental Benefit Plan (the "Prior Plan"). The benefits provided under this Agreement and the Plan to which this Agreement relates include or are in lieu of the benefits provided to the Employee under the Prior Plan. (As between the Employer and its wholly owned subsidiary, First Indiana Bank (the
     "Bank"), the Bank shall be and remain primarily liable, and the Employer shall be liable only secondarily, for the payment to the Employee or his beneficiaries of retirement benefits, death benefits and special death benefits that accrued and became vested prior to the effective date hereof.)


IN WITNESS WHEREOF, this Agreement has been made as of the date herein above written.


                                   Employer:



                                   By:  /s/ Owen B. Melton, Jr.
                                        Owen B. Melton, Jr.
                                        President
                                        First Indiana Corporation


       8 (10k page 103)

EMPLOYEE:


/s/ Robert H. McKinney

Robert H. McKinney

135 North Pennsylvania St., Suite 2800
---------------------------------------
Street Address or P. O. Box

Indianapolis, 46204
_____________________________
City, State, Zip

       9 (10k page 104)